UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 31, 2024
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On July 31, 2024, Kimball Electronics, Inc. (the “Company”) entered into and closed the transaction contemplated by a Stock Purchase Agreement (the “Agreement”) with Averna Test Systems Inc., a subsidiary of Averna Technologies Inc. (“Averna”), for the Company’s Automation, Test, and Measurement (AT&M) business. Pursuant to the Agreement, Averna acquired all of the issued and outstanding capital stock of Kimball Electronics Indiana, Inc. d/b/a GES, the Company’s AT&M subsidiary. The Company’s divestiture of the AT&M business will allow the Company to increase its focus on and support for its EMS operations.
Averna paid the Company initial consideration of approximately $24.3 million in cash at closing, consisting of (i) the Unadjusted Purchase Price, plus (ii) the Closing Cash, minus (iii) the Closing Indebtedness, minus (iv) the Closing Transaction Expenses, plus (v) the Net Working Capital Adjustment, with each capitalized term as defined in the Agreement. The Agreement contains representations, warranties, limited indemnification obligations for breaches of the representations and warranties, and other clauses and provisions usual and customary for agreements of this type. The Company expects to use the proceeds from the transaction to support future organic growth, debt reduction, and share repurchases.
The foregoing description of the Agreement is a summary of the terms of the Stock Purchase Agreement that are material to the Company, it does not purport to be complete and is qualified by its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Agreement. Accordingly, investors and Company shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.
The Company’s press release announcing the completion of the AT&M divestiture is attached as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
Certain statements contained within this document are considered forward-looking under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “allow,” “expects,” “future,” “may,” “might,” “should,” “will,” and similar expressions. These forward-looking statements are subject to risks and uncertainties including, but not limited to, global economic conditions, geopolitical environment and conflicts, global health emergencies, availability or cost of raw materials and components, foreign exchange fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Kimball Electronics are contained in our Annual Report on Form 10-K for the year ended June 30, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of the July 31, 2024 closing of the Agreement and the Company’s divestiture of the AT&M business, Christopher J. Thyen, Vice President, New Platforms, became affiliated with Averna and is no longer employed by Kimball Electronics. The Company is extremely grateful to Mr. Thyen for his service and has valued his contributions to the Company throughout his long tenure, and in particular his contributions to the AT&M business. Mr. Thyen’s departure in conjunction with the closing did not result from any disagreement with the Company.
In connection with Mr. Thyen’s departure, he became eligible to receive, pursuant to a Transition and Retention Agreement and General Release (the “Transition Agreement”), a cash incentive of $260,000. The cash incentive is payable in a lump sum as soon as administratively practicable after the effective date of the general release that is Exhibit A to the Transition Agreement. The Transition Agreement includes a release of claims in favor of the Company and customary confidentiality and restrictive covenant provisions. The Transition Agreement also states that it supplements and does not replace or supersede, and is not superseded by, the Kimball Electronics, Inc. Leadership Team Severance and Change of Control Plan (the “Plan”). Mr. Thyen remained entitled to participate in and be eligible for benefits under the Plan pursuant to the terms and conditions therein. The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1 (a)(b)
Stock Purchase Agreement By and Among Kimball Electronics, Inc. (“Seller”), The Sole Stockholder of Kimball Electronics Indiana, Inc. (“Company”); and Averna Test Systems Inc. (“Buyer”) and Company Dated as of July 31, 2024

10.1 (b)	Transition and Retention Agreement and General Release
99.1	Press Release dated August 1, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

(a) Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will supplementally furnish any of the omitted schedules or exhibits to the Securities and Exchange Commission upon request.
(b) Certain information contained in Exhibit 2.1 and Exhibit 10.1 has been excluded pursuant to Regulation S-K Item 601(b)(2) and (10) because it is both (1) not material and (2) of the type that the Company treats as private or confidential. The Registrant will supplementally furnish a copy of the unredacted exhibit to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Douglas A. Hass
DOUGLAS A. HASS Chief Legal and Compliance Officer, Secretary
Date: August 1, 2024